Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	Sean Wallace
+ 1 (202) 295-4299	+ 1 (202) 295-4202
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Fourth Quarter and Full Year 2021 Results and Increases its Regular Quarterly Dividend on its Common Stock by $0.025

Financial and Business Highlights

•	Cogent approved an increase of $0.025 per share to its regular quarterly dividend for a total of $0.855 per share for Q1 2022 as compared to $0.830 per share for Q4 2021 – Cogent’s thirty-eighth consecutive quarterly dividend increase.

o	The Q1 2022 $0.855 dividend per share represents an annual increase of 13.2% from the dividend per share of $0.755 for Q1 2021.
•	Dividends for 2021 totaled $150.3 million, or $3.17 per share, with 79.3% are expected to be treated as a return of capital and 20.7% are expected to be treated as dividends for US federal income tax purposes.
•	Service revenue decreased from Q3 2021 to Q4 2021 by 0.5%, increased from Q4 2020 to Q4 2021 by 2.3% and increased from full year 2020 to full year 2021 by 3.8%.
o	Service revenue, on a constant currency basis, increased from Q3 2021 to Q4 2021 by 0.1%, increased from Q4 2020 to Q4 2021 by 2.9% and increased from full year 2020 to full year 2021 by 2.9%.
•	Net cash provided by operating activities increased by 21.3% from full year 2020 to full year 2021 to $170.3 million.
•	EBITDA margin increased from full year 2020 to full year 2021 by 90 basis points to 38.6%.
•	EBITDA increased from full year 2020 to full year 2021 by 6.5% to $227.9 million.

[WASHINGTON, D.C. February 24, 2022] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $147.2 million for the three months ended December 31, 2021, a decrease of 0.5% from the three months ended September 30, 2021 and an increase of 2.3% from the three months ended December 31, 2020. Service revenue was $589.8 million for the year ended December 31, 2021, an increase of 3.8% from the year ended December 31, 2020. Foreign exchange negatively impacted service revenue growth from the three months ended September 30, 2021 to the three months ended December 31, 2021 by $0.8 million, negatively impacted service revenue growth from the three months ended December 31, 2020 to the three months ended December 31, 2021 by $0.9 million and positively impacted service revenue growth from the year ended December 31, 2020 to the year ended December 31, 2021 by $5.3 million. On a constant currency basis, service revenue increased by 0.1% from the three months ended September 30, 2021 to the three months ended December 31, 2021, increased by 2.9% from the three months ended December 31, 2020 to the three months ended December 31, 2021 and increased by 2.9% from the year ended December 31, 2020 to the year ended December 31, 2021.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $110.7 million for the three months ended December 31, 2021; a decrease of 0.3% from the three months ended September 30, 2021 and an increase of 3.4% over the three months ended December 31, 2020. On-net revenue was $442.8 million for the year ended December 31, 2021; an increase of 5.6% over the year ended December 31, 2020.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $36.3 million for the three months ended December 31, 2021; a decrease of 1.0% from the three months ended September 30, 2021 and a decrease of 1.0% from the three months ended December 31, 2020. Off-net revenue was $146.4 million for the year ended December 31, 2021; a decrease of 1.2% from the year ended December 31, 2020.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 2.4% from the three months ended December 31, 2020 to $68.2 million for the three months ended December 31, 2021 and decreased by 0.7% from the three months ended September 30, 2021. GAAP gross profit increased by 3.3% from the year ended December 31, 2020 to $274.2 million for the year ended December 31, 2021. GAAP gross margin was 46.3% for the three months ended December 31, 2021, 46.3% for the three months ended December 31, 2020 and 46.4% for the three months ended September 30, 2021. GAAP gross margin was 46.5% for the year ended December 31, 2021 and 46.7% for the year ended December 31, 2020.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 1.7% from the three months ended December 31, 2020 to $90.9 million for the three months ended December 31, 2021 and decreased by 0.6% from the three months ended September 30, 2021. Non-GAAP gross profit increased by 4.5% from the year ended December 31, 2020 to $366.0 million for the year ended December 31, 2021. Non-GAAP gross profit margin was 61.8% for the three months ended December 31, 2021, 62.1% for the three months ended December 31, 2020 and 61.8% for the three months ended September 30, 2021. Non-GAAP gross margin was 62.1% for the year ended December 31, 2021 and 61.6% for the year ended December 31, 2020.

Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $4.3 million for the three months ended December 31, 2021, $4.1 million for the three months ended December 31, 2020, $4.8 million for the three months ended September 30, 2021, $18.5 million for the year ended December 31, 2021 and $15.1 million for the year ended December 31, 2020.

Net cash provided by operating activities decreased by 4.2% from the three months ended December 31, 2020 to $36.0 million for the three months ended December 31, 2021 and decreased by 24.1% from the three months ended September 30, 2021. Net cash provided by operating activities increased by 21.3% from the year ended December 31, 2020 to $170.3 million for the year ended December 31, 2021.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 3.1% from the three months ended December 31, 2020 to $57.4 million for the three months ended December 31, 2021 and decreased by 0.6% from the three months ended September 30, 2021. EBITDA increased by 6.5% from the year ended December 31, 2020 to $227.9 million for the year ended December 31, 2021. EBITDA margin was 39.0% for the three months ended December 31, 2021, 38.7% for the three months ended December 31, 2020 and 39.0% for the three months ended September 30, 2021. EBITDA margin was 38.6% for the year ended December 31, 2021 and 37.7% for the year ended December 31, 2020.

Basic net income (loss) per share was $0.40 for the three months ended December 31, 2021, $(0.14) for the three months ended December 31, 2020 and $0.29 for the three months ended September 30, 2021. Diluted net income (loss) per share was $0.39 for the three months ended December 31, 2021, $(0.14) for the three months ended December 31, 2020 and $0.28 for the three months ended September 30, 2021. Basic net income per share was $1.04 for the year ended December 31, 2021 and $0.14 for the year ended December 31, 2020. Diluted net income per share was $1.03 for the year ended December 31, 2021 and $0.13 for the year ended December 31, 2020.

Unrealized foreign exchange gains (losses) on Cogent’s 2024 Senior Euro Unsecured Notes were $8.8 million for the three months ended December 31, 2021, $(19.2) million for the three months ended December 31, 2020, $10.2 million for the three months ended September 30, 2021, $32.5 million for the year ended December 31, 2021 and $(37.0) million for the year ended December 31, 2020.

Total customer connections increased by 4.6% from December 31, 2020 to 93,726 as of December 31, 2021 and increased by 0.8% from September 30, 2021. On-net customer connections increased by 4.4% from December 31, 2020 to 80,723 as of December 31, 2021 and increased by 0.7% from September 30, 2021. Off-net customer connections increased by 5.8% from December 31, 2020 to 12,669 as of December 31, 2021 and increased by 1.4% from September 30, 2021.

The number of on-net buildings increased by 121 from December 31, 2020 to 3,035 as of December 31, 2021 and increased by 27 from September 30, 2021.

Quarterly Dividend Increase Approved

On February 23, 2022, Cogent’s Board approved a regular quarterly dividend of $0.855 per common share payable on March 25, 2022 to shareholders of record on March 9, 2022. This first quarter 2022 regular dividend represents a 3.0% increase of $0.025 per share from the fourth quarter 2021 regular dividend of $0.830 per share and an annual increase of 13.2% from the Q1 2021 dividend of $0.755 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by the Board.

Tax Treatment of 2021 Dividends

Cogent paid four quarterly dividends in 2021 totaling $150.3 million, or $3.17 per share. The expected tax treatment of these dividends are generally that 79.3% are treated as a return of capital and 20.7% are generally treated as dividends for United States federal income tax purposes. While the above information includes general statements about the tax classification of dividends paid on Cogent common stock, these statements do not constitute tax advice. The taxation of corporate distributions can be complex, and stockholders are encouraged to consult their tax advisers to determine what impact the above information may have on their specific tax situation.

Impact of COVID-19

Cogent continues to be impacted by the COVID-19 pandemic and the accompanying responses by governments around the world. The recent spread of the Delta and Omicron variants of COVID-19 has introduced new uncertainty.

The ongoing impact of the COVID-19 pandemic, including the spread of variant strains, and related government restrictions on Cogent’s business is unknown as a significant amount of uncertainty and volatility remains. Cogent does not know the ultimate scope and duration of the pandemic, the availability, efficacy and uptake of vaccines and therapeutic treatments, government actions that have been taken, or may be taken in the future in response to the pandemic and global economic conditions during and after the pandemic. Cogent has experienced a slight slowdown in the availability and delivery of networking equipment but Cogent believes it can adequately manage the operation, maintenance, upgrading and growth of its network. A worsening or prolonged slowdown may impact our ability to expand and augment our network. Most Cogent employees worldwide returned to its offices on a full-time basis in the fall of 2021, but following the spread of the Omicron variant in late 2021 and early 2022 and the reintroduction of government restrictions in Europe and Asia, Cogent shifted much of its workforce back to remote work status on a temporary basis. Cogent intends to return its employees worldwide to its offices if and when circumstances warrant. Cogent is implementing measures to protect its workforce, but it can provide no assurance that these measures will be sufficient. Cogent’s decisions to require its employees to return to its offices on a full-time basis in the fall and its determination to do so again later in 2022 and to implement a COVID-19 vaccine mandate, where legally permitted, may impede its ability to retain existing employees or attract new employees. Moreover, Cogent’s results of operations may be adversely affected in the future as the pandemic and the related government restrictions continue or are reintroduced. Cogent may also experience slowdowns in new customer orders, find it difficult to collect from customers who are experiencing financial distress, undergo an increase in customer churn, encounter difficulties accessing the buildings and locations where Cogent installs new services and serves existing customers, or have difficulties procuring, shipping or installing necessary equipment on its network. Cogent may find that the impact of the pandemic on its vendors and their respective workforces may slow the delivery of services from these vendors to Cogent. Cogent may also find that its largest customer base, which is served primarily in its multi-tenant office buildings, may be adversely affected by falling demand for commercial office space in central business districts as companies located in these buildings elect not to return to their office space either on a temporary or even permanent basis or slow the pace of opening new offices. In addition, Cogent’s corporate customer base may reduce their overall number of locations due to adverse economic conditions or new working configurations which may adversely affect Cogent’s number of corporate connections and service revenues. As a result, the global economic impact of the COVID-19 pandemic may have prolonged effects that impact Cogent’s business well into the future. These and other risks are described in more detail in Cogent’s Annual Report on Form 10-K for the year ended December 31, 2021 and our Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 24, 2022 to discuss Cogent’s operating results for the fourth quarter of 2021 and full year 2021 and to discuss Cogent’s expectations for full year 2022. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 216 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Metric ($ in 000’s, except share and per share data) – unaudited
On-Net revenue	$103,457	$103,800	$105,091	$107,109	$109,947	$111,041	$111,099	$110,749
% Change from previous Qtr.	0.8%	0.3%	1.2%	1.9%	2.6%	1.0%	0.1%	-0.3%
Off-Net revenue	$37,321	$37,044	$37,092	$36,672	$36,723	$36,699	$36,656	$36,304
% Change from previous Qtr.	-0.4%	-0.7%	0.1%	-1.1%	0.1%	-0.1%	-0.1%	-1.0%
Non-Core revenue (1)	$137	$146	$119	$120	$107	$139	$172	$155
% Change from previous Qtr.	5.4%	6.6%	-18.5%	0.8%	-10.8%	29.9%	23.7%	-9.9%
Service revenue – total	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879	$147,927	$147,208
% Change from previous Qtr.	0.4%	0.1%	0.9%	1.1%	2.0%	0.8%	0.0%	-0.5%
Constant currency total revenue quarterly growth rate – sequential quarters (6)	0.6%	0.2%	-0.2%	0.7%	1.7%	0.6%	0.5%	0.1%
Constant currency total revenue quarterly growth rate – year over year quarters (6)	5.6%	5.1%	3.1%	1.2%	2.3%	2.8%	3.6%	2.9%
Excise Taxes included in service revenue	$3,743	$3,298	$3,902	$4,144	$4,528	$4,811	$4,813	$4,336
% Change from previous Qtr.	-13.6%	-11.9%	18.3%	6.2%	9.3%	6.3%	0.0%	-9.9%
Network operations expenses (2)	$55,669	$53,581	$54,173	$54,513	$55,016	$56,044	$56,482	$56,272
% Change from previous Qtr.	-%	-3.8%	1.1%	0.6%	0.9%	1.9%	0.8%	-0.4%
GAAP gross profit (3)	$65,486	$67,208	$66,164	$66,617	$67,715	$69,603	$68,673	$68,223
% Change from previous Qtr.	1.8%	2.6%	-1.6%	0.7%	1.6%	2.8%	-1.3%	-0.7%
GAAP gross margin (3)	46.5%	47.7%	46.5%	46.3%	46.1%	47.1%	46.4%	46.3%
Non-GAAP gross profit (4) (6)	$85,246	$87,409	$88,129	$89,388	$91,761	$91,835	$91,445	$90,936
% Change from previous Qtr.	0.8%	2.5%	0.8%	1.4%	2.7%	0.1%	-0.4%	-0.6%
Non-GAAP gross margin (4) (6)	60.5%	62.0%	61.9%	62.1%	62.5%	62.1%	61.8%	61.8%
Selling, general and administrative expenses (5)	$34,852	$34,061	$33,546	$33,713	$36,211	$34,654	$33,692	$33,526
% Change from previous Qtr.	9.3%	-2.3%	-1.5%	0.5%	7.4%	-4.3%	-2.8%	-0.5%

Depreciation and amortization expense	$19,508	$19,896	$21,619	$22,455	$21,970	$22,096	$22,609	$22,567
% Change from previous Qtr.	-2.5%	2.0%	8.7%	3.9%	-2.2%	0.6%	2.3%	-0.2%
Equity-based compensation expense	$5,075	$6,083	$6,522	$5,846	$7,307	$6,874	$6,588	$6,053
% Change from previous Qtr.	2.7%	19.9%	7.2%	-10.4%	25.0%	-5.9%	-4.2%	-8.1%
Operating income	$25,850	$27,574	$26,036	$27,384	$26,291	$28,211	$28,556	$36,165
% Change from previous Qtr.	-7.8%	6.7%	-5.6%	5.2%	-4.0%	7.3%	1.2%	26.6%
Interest expense	$15,220	$15,499	$15,760	$16,007	$15,836	$14,236	$17,349	$19,653
% Change from previous Qtr.	0.1%	1.8%	1.7%	1.6%	-1.1%	-10.1%	21.9%	13.3%
Net income (loss)	$9,227	$8,564	$(4,955)	$(6,620)	$18,851	$(2,493)	$13,320	$18,507
Realized and unrealized gains (losses) on 2024 Euro Notes	$2,908	$(873)	$(17,315)	$(19,170)	$18,870	$(5,280)	$10,169	$8,763
Basic net income (loss) per common share	$0.20	$0.19	$(0.11)	$(0.14)	$0.41	$(0.05)	$0.29	$0.40
Diluted net income (loss) per common share	$0.20	$0.18	$(0.11)	$(0.14)	$0.41	$(0.05)	$0.28	$0.39
Weighted average common shares – basic	45,658,565	45,754,880	45,815,718	45,904,943	46,067,096	46,229,603	46,293,524	46,420,168
% Change from previous Qtr.	0.2%	0.2%	0.1%	0.2%	0.4%	0.4%	0.1%	0.3%
Weighted average common shares – diluted	46,391,066	46,686,665	45,815,718	45,904,943	46,507,258	46,229,603	46,866,929	46,992,639
% Change from previous Qtr.	0.5%	0.6%	-1.9%	0.2%	1.3%	-0.6%	1.4%	0.3%
EBITDA (6)	$50,394	$53,348	$54,583	$55,675	$55,550	$57,181	$57,753	$57,410
% Change from previous Qtr.	-4.4%	5.9%	2.3%	2.0%	-0.2%	2.9%	1.0%	-0.6%
EBITDA margin	35.8%	37.8%	38.4%	38.7%	37.8%	38.7%	39.0%	39.0%
Gains on asset related transactions	$39	$205	$99	$10	$18	$-	$-	$-

EBITDA, as adjusted (6)	$50,433	$53,553	$54,682	$55,685	$55,568	$57,181	$57,753	$57,410
% Change from previous Qtr.	-4.8%	6.2%	2.1%	1.8%	-0.2%	2.9%	1.0%	-0.6%
EBITDA, as adjusted, margin	35.8%	38.0%	38.4%	38.7%	37.9%	38.7%	39.0%	39.0%
Net cash provided by operating activities	$28,458	$41,311	$32,980	$37,571	$47,106	$39,749	$47,418	$35,984
% Change from previous Qtr.	-38.3%	45.2%	-20.2%	13.9%	25.4%	-15.6%	19.3%	-24.1%
Capital expenditures	$12,866	$13,930	$13,296	$15,860	$15,444	$17,217	$21,959	$15,296
% Change from previous Qtr.	30.0%	8.3%	-4.6%	19.3%	-2.6%	11.5%	27.5%	-30.3%
Principal payments of capital (finance) lease obligations	$6,167	$3,716	$9,509	$4,598	$5,744	$6,192	$4,890	$6,228
% Change from previous Qtr.	200.0%	-39.7%	155.9%	-51.6%	24.9%	7.8%	-21.0%	27.4%
Dividends paid	$30,557	$31,738	$32,657	$34,460	$36,081	$37,001	$37,654	$39,552
Purchases of common stock	$-	$-	$270	$4,225	$-	$-	$-	$-
Gross Leverage Ratio	4.78	5.08	5.10	5.14	4.39	5.13	5.07	5.02
Net Leverage Ratio	2.92	3.07	3.24	3.40	3.31	3.45	3.50	3.58
Customer Connections – end of period
On-Net	75,163	75,927	76,338	77,305	78,389	79,146	80,162	80,723
% Change from previous Qtr.	0.8%	1.0%	0.5%	1.3%	1.4%	1.0%	1.3%	0.7%
Off-Net	11,721	11,846	11,849	11,970	12,216	12,386	12,495	12,669
% Change from previous Qtr.	0.5%	1.1%	0.0%	1.0%	2.1%	1.4%	0.9%	1.4%
Non-Core (1)	329	339	322	325	320	336	334	334
% Change from previous Qtr.	1.2%	3.0%	-5.0%	0.9%	-1.5%	5.0%	-0.6%	-%
Total customer connections	87,213	88,112	88,509	89,600	90,925	91,868	92,991	93,726
% Change from previous Qtr.	0.8%	1.0%	0.5%	1.2%	1.5%	1.0%	1.2%	0.8%

On-Net Buildings – end of period
Multi-Tenant office buildings	1,769	1,771	1,783	1,792	1,796	1,802	1,816	1,817
Carrier neutral data center buildings	1,000	1,029	1,047	1,068	1,089	1,119	1,138	1,164
Cogent data centers	54	54	54	54	54	54	54	54
Total on-net buildings	2,823	2,854	2,884	2,914	2,939	2,975	3,008	3,035
Total carrier neutral data center nodes	1,175	1,203	1,225	1,252	1,274	1,309	1,332	1,359
Square feet – multi-tenant office buildings – on-net	961,154,384	962,049,183	968,355,695	976,813,678	978,095,164	979,876,141	984,753,702	986,941,224
Network – end of period
Intercity route miles	58,009	58,009	58,142	58,285	58,761	59,741	59,741	60,676
Metro fiber miles	36,079	36,438	36,725	37,567	38,058	38,351	38,825	39,559
Connected networks – AS’s	7,042	7,133	7,222	7,338	7,471	7,530	7,597	7,569
Headcount – end of period
Sales force – quota bearing	542	572	597	569	547	565	516	490
Sales force - total	684	716	740	712	693	710	662	633
Total employees	1,052	1,083	1,110	1,083	1,066	1,087	1,031	1,001
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	4.5	4.0	3.7	4.2	4.3	4.5	4.3	4.2
FTE – sales reps	522	533	563	542	522	511	521	467

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent.
(2)	Network operations expense excludes equity-based compensation expense of $252, $305, $346, $316, $2,076, $136, $163 and $146 in the three month periods ended March 31, 2020 through December 31, 2021, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $3,743, $3,298, $3,902, $4,144, $4,528, $4,811, $4,813 and $4,336 in the three month periods ended March 31, 2020 through December 31, 2021, respectively.
(3)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.
(4)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.
(5)	Excludes equity-based compensation expense of $4,823, $5,778, $6,176, $5,530, $5,231, $6,738, $6,425 and $5,907 in the three month periods ended March 31, 2020 through December 31, 2021, respectively.
(6)	See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business. EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to net cash provided by operating activities in the table below.

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Year 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Year 2021
($ in 000’s) – unaudited
Net cash provided by operating activities	$28,458	$41,311	$32,980	$37,571	$140,320	$47,106	$39,749	$47,418	$35,984	$170,257
Changes in operating assets and liabilities	5,325	$(3,232)	$6,255	$1,920	$12,780	$(9,060)	$2,352	$(6,267)	$(7,095)	$(43,831)
Cash interest expense and income tax expense	16,611	15,269	15,348	16,184	60,895	17,504	15,080	16,602	$28,521	$101,476
EBITDA	$50,394	$53,348	$54,583	$55,675	$213,995	$55,550	$57,181	$57,753	$57,410	$227,902
PLUS: Gains on asset related transactions	39	205	99	10	352	18	-	-	-	18
EBITDA, as adjusted	$50,433	$53,553	$54,682	$55,685	$214,347	$55,568	$57,181	$57,753	$57,410	$227,920
EBITDA margin	35.8%	37.8%	38.4%	38.7%	37.7%	37.8%	38.7%	39.0%	39.0%	38.6%
EBITDA, as adjusted, margin	35.8%	38.0%	38.4%	38.7%	37.7%	37.9%	38.7%	39.0%	39.0%	38.6%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Year 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Year 2021

Service revenue, as reported – current period	$140,915	$140,990	$142,302	$143,901	$568,103	$146,777	$147,879	$147,927	$147,208	$589,797
Impact of foreign currencies on service revenue	184	202	(1,616)	(621)	(1,492)	(447)	(150)	709	808	(5,306)
Service revenue - as adjusted for currency impact (1)	$141,099	$141,192	$140,686	$143,280	$566,611	$146,330	$147,729	$148,636	$148,016	$584,491
Service revenue, as reported – prior sequential period	$140,292	$140,915	$140,990	$142,302	$546,159	$143,901	$146,777	$147,879	$147,927	$568,103
Constant currency (decrease) increase	$807	$277	$(304)	$978	$20,452	$2,429	$952	$757	$89	$16,388
Constant currency percent (decrease) increase	0.6%	0.2%	(0.2)%	0.7%	3.7%	1.7%	0.6%	0.5%	0.1%	2.9%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Year 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Year 2021
Service revenue, as reported – current period	$140,915	$140,990	$142,302	$143,901	$568,103	$146,777	$147,879	$147,927	$147,208	$589,797
Impact of foreign currencies on service revenue	746	674	(1,141)	(1,891)	(1,492)	(2,608)	(2,965)	(555)	916	(5,306)
Service revenue - as adjusted for currency impact (2)	$141,661	$141,664	$141,161	$142,010	$566,611	$144,169	$144,914	$147,372	$148,124	$584,491
Service revenue, as reported – prior year period	$134,137	$134,789	$136,942	$140,292	$546,159	$140,915	$140,990	$142,302	$143,901	$568,103
Constant currency increase	$7,524	$6,875	$4,219	$1,718	$20,452	$3,254	$3,924	$5,070	$4,223	$16,388
Percent increase	5.6%	5.1%	3.1%	1.2%	3.7%	2.3%	2.8%	3.6%	2.9%	2.9%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Year 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Year 2021

Service revenue total	$140,915	$140,990	$142,302	$143,901	$568,103	$146,777	$147,879	$147,927	$147,208	$589,797
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	75,429	73,782	76,138	77,284	302,633	79,062	78,276	79,254	78,985	315,577
GAAP Gross Profit (1)	$65,486	$67,208	$66,164	$66,617	$265,470	$67,715	$69,603	$68,673	$68,223	$274,220
Plus - Equity-based compensation – network operations expense	252	305	346	316	1,219	2,076	136	163	146	2,521
Plus – Depreciation and amortization expense	19,508	19,896	21,619	22,455	83,477	21,970	22,096	22,609	22,567	89,240
Non-GAAP Gross Profit (2)	$85,246	$87,409	$88,129	$89,388	$350,166	$91,761	$91,835	$91,445	$90,936	$365,981
GAAP Gross Margin (1)	46.5%	47.7%	46.5%	46.3%	46.7%	46.1%	47.1%	46.4%	46.3%	46.5%
Non-GAAP Gross Margin (2)	60.5%	62.0%	61.9%	62.1%	61.6%	62.5%	62.1%	61.8%	61.8%	62.1%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted. Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) – unaudited	As of September 30, 2021	As of December 31, 2021
Cash and cash equivalents & restricted cash	$354,955	$328,624
Debt
Capital (finance) leases – current portion	16,685	17,048
Capital (finance) leases – long term	222,854	228,822
Senior Secured 2022 Notes	-	-
Senior Secured 2026 Notes	500,000	500,000
Senior Unsecured Euro 2024 Notes	405,637	397,005
Note payable	1,868	791
Total debt	1,147,044	1,143,666
Total net debt	792,089	815,042
Trailing 12 months EBITDA, as adjusted	226,187	227,902
Gross leverage ratio	5.07	5.02
Net leverage ratio	3.50	3.58

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND 2020

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2021	2020
Assets
Current assets:
Cash and cash equivalents	$319,609	$371,301
Restricted cash	9,015	—
Accounts receivable, net of allowance for credit losses of $1,510 and $1,921, respectively	41,938	44,185
Prepaid expenses and other current assets	39,015	40,851
Total current assets	409,577	456,337
Property and equipment:
Property and equipment	1,619,515	1,515,867
Accumulated depreciation and amortization	(1,161,635)	(1,085,532)
Total property and equipment, net	457,880	430,335
Right-of-use leased assets	101,687	99,666
Deposits and other assets	15,413	14,139
Total assets	$984,557	$1,000,477
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,923	$9,775
Accrued and other current liabilities	39,057	51,029
Current maturities, operating lease liabilities	12,197	11,151
Installment payment agreement, current portion, net of discount of $6 and $136, respectively	785	6,786
Finance lease obligations, current maturities	17,048	15,702
Total current liabilities	81,010	94,443
Senior secured 2022 notes, net of unamortized debt costs of $1,052 and including premium of $544	—	444,492
Senior unsecured 2024 Euro notes, net of unamortized debt costs of $2,121 and $2,961, respectively and net of discount of $772 and $1,142, respectively	394,112	425,160
Senior unsecured 2026 notes, net of unamortized debt costs of $1,156 and discount of $1,536	497,308	—
Operating lease liabilities, net of current maturities	111,794	111,318
Finance lease obligations, net of current maturities	228,822	203,438
Other long-term liabilities	44,609	14,792
Total liabilities	1,357,655	1,293,643
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,674,189 and 47,214,077 shares issued and outstanding, respectively	48	47
Additional paid-in capital	547,734	515,867
Accumulated other comprehensive loss	(11,003)	(1,306)
Accumulated deficit	(909,877)	(807,774)
Total stockholders' deficit	(373,098)	(293,166)
Total liabilities and stockholders' equity	$984,557	$1,000,477

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED DECEMBER 31, 2021 AND DECEMBER 31, 2020

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020
Service revenue	$147,208	$143,901
Operating expenses:
Network operations (including $146 and $316 of equity-based compensation expense, respectively), exclusive of amounts shown separately	56,418	54,829
Selling, general, and administrative (including $5,907 and $5,530 of equity-based compensation expense, respectively)	39,433	39,243
Depreciation and amortization	22,567	22,455
Total operating expenses	118,418	116,527
Gains on equipment transactions	—	10
Gain on lease termination	7,375	—
Operating income	36,165	27,384
Interest expense	(19,653)	(16,007)
Unrealized foreign exchange gain (loss) on 2024 Euro Notes	8,763	(19,170)
Interest income and other	(9)	529
Income (loss) before income taxes	25,266	(7,264)
Income tax (expense) benefit	(6,759)	644
Net income (loss)	$18,507	$(6,620)
Comprehensive income (loss):
Net income (loss)	$18,507	$(6,620)
Foreign currency translation adjustment	(2,445)	6,192
Comprehensive income (loss)	$16,062	$(428)
Basic net income (loss) per common share	$0.40	$(0.14)
Diluted net income (loss) per common share	$0.39	$(0.14)
Dividends declared per common share	$0.83	$0.73
Weighted-average common shares—basic	46,420,168	45,904,943
Weighted-average common shares—diluted	46,992,639	45,904,943

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2021

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2021	2020	2019
Service revenue	$589,797	$568,103	$546,159
Operating expenses:
Network operations (including $2,521, $1,219 and $994 of equity-based compensation expense, respectively), exclusive of amounts shown separately	226,337	219,157	219,801
Selling, general, and administrative (including $24,301, $22,306 and $17,466 of equity-based compensation expense, respectively)	162,380	158,476	146,913
Depreciation and amortization	89,240	83,477	80,247
Total operating expenses	477,957	461,110	446,961
Gains on equipment transactions	18	352	1,059
Gains (losses) on lease terminations	7,375	(423)	—
Operating income	119,233	106,922	100,257
Interest expense	(67,074)	(62,486)	(57,453)
Realized foreign exchange gain on 2024 Euro Notes	—	2,533	—
Unrealized foreign exchange gain (loss) on 2024 Euro Notes	32,522	(36,997)	2,271
Loss on debt extinguishment and redemption - 2021 Notes	—	(638)	—
Loss on debt extinguishment and redemption - 2022 Notes	(14,698)	—	—
Interest income and other	1,437	978	7,599
Income before income taxes	71,420	10,312	52,674
Income tax expense	(23,235)	(4,096)	(15,154)
Net income	$48,185	$6,216	$37,520
Comprehensive income:
Net income	$48,185	$6,216	$37,520
Foreign currency translation adjustment	(9,697)	11,020	(1,398)
Comprehensive income	$38,488	$17,236	$36,122
Basic net income per common share	$1.04	$0.14	$0.82
Diluted net income per common share	$1.03	$0.13	$0.81
Dividends declared per common share	$3.17	$2.78	$2.44
Weighted-average common shares—basic	46,419,180	45,947,772	45,542,315
Weighted-average common shares—diluted	46,963,920	46,668,198	46,080,395

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2021 AND DECEMBER 31, 2020

(IN THOUSANDS)

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020
Cash flows from operating activities:
Net income (loss)	$18,507	$(6,620)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,567	22,455
Amortization of debt discount and premium	426	468
Equity-based compensation expense (net of amounts capitalized)	6,053	5,846
Unrealized foreign currency exchange (gain) loss on 2024 Euro Notes	(8,763)	19,170
Gain – lease termination	(7,375)	—
Gains—equipment transactions and other, net	416	(115)
Deferred income taxes	6,237	(1,818)
Changes in operating assets and liabilities:
Accounts receivable	1,544	(1,600)
Prepaid expenses and other current assets	(1,751)	482
Deposits and other assets	11	(245)
Accounts payable, accrued liabilities and other long-term liabilities	(1,888)	(452)
Net cash provided by operating activities	35,984	37,571
Cash flows from investing activities:
Purchases of property and equipment	(15,296)	(15,860)
Net cash used in investing activities	(15,296)	(15,860)
Cash flows from financing activities:
Dividends paid	(39,552)	(34,460)
Principal payments of finance lease obligations	(6,228)	(4,598)
Principal payments of installment payment agreement	(1,077)	(2,692)
Purchases of common stock	—	(4,225)
Proceeds from exercises of common stock options	586	207
Net cash used in financing activities	(46,271)	(45,768)
Effect of exchange rate changes on cash	(748)	2,065
Net decrease in cash and cash equivalents & restricted cash	(26,331)	(21,992)
Cash and cash equivalents & restricted cash, beginning of period	354,955	393,293
Cash and cash equivalents & restricted cash, end of period	$328,624	$371,301

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2021

(IN THOUSANDS)

	2021	2020	2019
Cash flows from operating activities:
Net income	$48,185	$6,216	$37,520
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89,240	83,477	80,247
Amortization of debt discount and premium	1,759	1,894	1,807
Equity-based compensation expense (net of amounts capitalized)	26,822	23,525	18,460
Unrealized foreign currency exchange loss (gain) on 2024 Euro Notes	(32,522)	36,997	(2,271)
Realized foreign currency exchange gain on 2024 Euro Notes	—	(2,533)	—
Loss on extinguishment & redemption of 2022 notes	14,698	—	—
Loss on extinguishment & redemption of 2021 notes	—	638	—
Gain – lease termination	(7,375)	—	—
Gains—equipment transactions and other, net	69	(546)	(358)
Deferred income taxes	18,159	282	12,158
Changes in operating assets and liabilities:
Accounts receivable	1,385	(2,702)	1,067
Prepaid expenses and other current assets	(17)	(2,771)	(3,730)
Deposits and other assets	(12)	(873)	(1,131)
Accounts payable, accrued liabilities and other long-term liabilities	9,866	(3,284)	5,040
Net cash provided by operating activities	170,257	140,320	148,809
Cash flows from investing activities:
Purchases of property and equipment	(69,916)	(55,952)	(46,958)
Net cash used in investing activities	(69,916)	(55,952)	(46,958)
Cash flows from financing activities:
Net proceeds from issuance of 2026 Notes, net of debt costs of $1,317	496,933	—	—
Net proceeds from issuance of 2024 Euro Notes, net of debt costs of $2,137 and $1,556, respectively	—	240,285	152,134
Redemption and extinguishment of 2022 Notes	(459,317)	—	—
Redemption and extinguishment of 2021 Notes	—	(189,225)	—
Dividends paid	(150,288)	(129,412)	(112,647)
Principal payments of finance lease obligations	(23,054)	(23,990)	(9,097)
Principal payments of installment payment agreement	(6,922)	(10,547)	(10,007)
Purchases of common stock	—	(4,495)	—
Proceeds from exercises of common stock options	1,823	1,382	1,637
Net cash (used in) provided by financing activities	(140,825)	(116,002)	22,020
Effect of exchange rate changes on cash	(2,193)	3,513	(542)
Net (decrease) increase in cash and cash equivalents & restricted cash	(42,677)	(28,121)	123,329
Cash and cash equivalents & restricted cash, beginning of year	371,301	399,422	276,093
Cash and cash equivalents & restricted cash, end of year	$328,624	$371,301	$399,422

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of the COVID-19 pandemic and the related government policies; future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2021 and our Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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